                                                                    EXHIBIT 3.1


           CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING A CLASS OR
                               SERIES OF STOCKS
                                      FOR
                           SERIES A PREFERRED STOCK

                                                          FEDERAL IDENTIFICATION
                                                          NO.
                                                             -------------------

                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                       CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)


We,               Michael Szycher                                  , President
   ----------------------------------------------------------------

and               John Mattern                                     , Clerk
   ----------------------------------------------------------------

of                CardioTech International, Inc.                   ,
   ----------------------------------------------------------------

located at:       78E Olympia Avenue, Woburn, MA 01801             ,
           --------------------------------------------------------
                 (Street Address of corporation in Massachusetts)


do hereby certify that a meeting of the directors of the corporation held on November 9, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:


                  See continuation Sheets 1-21
                  Attached Hereto

         1.   Number, Designation and Rank.
              ----------------------------

                  (a) This series shall consist of 500,000 preferred shares in the Corporation and shall be designated the Series A Convertible Preferred Stock ("Series A Preferred Stock").
  ------------------------

                  (b) The Series A Preferred Stock shall, with respect to dividend rights and rights on Liquidation rank prior to all classes or series of equity securities of the Corporation, including the Common Stock.

         2.   Dividends.
              ---------

                  (a) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, with respect to each share of Series A Preferred Stock, before any dividends or other distributions shall be declared and paid or set aside for the Common Stock or any other class or series of stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock with respect to dividends, dividends at the Applicable Dividend Rate on the sum of (x) the Original Cost of such share of Series A Preferred Stock plus (y) all accumulated and unpaid dividends thereon deferred in accordance with Section 2(c)). Subject to Section 2(c), such dividends shall be paid in cash quarterly in arrears on each March 30, June 30, September 30 and December 30 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each a "Dividend Payment Date") and
                                                    ---------------------
shall be calculated on the basis of a year of 360 days comprised of twelve 30-day months. All cash payments of dividends with respect to the Series A Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

                  (b) Dividends shall accrue and compound on a quarterly basis at the Applicable Dividend Rate regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Any dividend which accrues pursuant to this Section 2 shall be classified as "accumulated dividends" and shall remain "accumulated and unpaid dividends" until paid or otherwise canceled pursuant to this Certificate of Vote of Directors Establishing a Class or Series of Stock. Dividends on each share of Series A Preferred Stock shall accrue pursuant to this Section 2 from and including the Original Issuance Date to and including the date such share is redeemed in full or such share is fully converted into Common Stock pursuant to Section 5 below. The dividends payable with respect to the Series A Preferred Stock shall be paid to the holders of shares of the Series A Preferred Stock as they appear on the stock records of the Corporation on the applicable Dividend Payment Date.

                  (c) Unless the Requisite Series A Stockholders, at their option and in their sole discretion, require the Corporation to make payment in cash of such dividend payable on a Dividend Payment Date with respect to the outstanding shares of Series A Preferred Stock, such dividends shall not be paid in cash but shall continue to accrue in accordance with this Section 2 and shall not otherwise be paid in cash as a dividend pursuant to Section 2(a) on a later Dividend Payment Date without the prior written consent of the Requisite Series A Stockholders. The Requisite Series A Stockholders shall give irrevocable written notice to the Corporation of their election to defer such cash payment of dividends not less than 5 Business Days nor more than 60 Business Days prior to the applicable Dividend Payment Date.

                  (d) Except as otherwise approved by the Requisite Series A Stockholders, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not pay or declare or set apart for payment any dividend or make any other distribution or other payment on or with respect to the Common Stock or any class or series of stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock with respect to dividends or redeem, repurchase or otherwise acquire any such stock unless the Corporation has paid, or at the same time pays in cash, all accumulated and unpaid dividends on the Series A Preferred Stock pursuant to this Section 2 that have accrued through the date of such action.

                  (e) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of accumulated and unpaid dividends with respect to the Series A Preferred Stock, such payment shall be distributed ratably among the holders of the Series A Preferred Stock based upon the number of shares of the Series A Preferred Stock held by each such holder.

                  (f) After payment of all dividends owing to holders of Series A Preferred Stock, such holders shall not participate in dividends thereafter paid on the Common Stock.

         3.   Liquidation. Upon a Liquidation, after payment or provision for
              -----------
payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders with respect to each share of Series A Preferred Stock, an amount equal to the Liquidation Amount of such share before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full Liquidation Amount to which they shall be entitled, the holders of Series A Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holders would have received had there been such sufficient assets). After the payment of the full Liquidation Amount to the holders of Series A Preferred Stock, such holders shall have no claim to any remaining assets of the Corporation, if any.

         4.   Mandatory and Optional Redemption.
              ---------------------------------

                  (a) Any redemption effected in accordance with this Section 4 shall occur at the following redemption prices (expressed in percentages of the then Applicable Redemption Amount) (the "Redemption Price"), in each case, plus
                                         ----------------
accumulated and unpaid dividends with respect thereto from (but not including) the most recent Dividend Payment Date to the redemption date (assuming solely for this purpose that dividends accrue on a daily basis at the Applicable Dividend Rate), payable solely in cash to the holder of a share of Series A Preferred Stock.

         If redeemed:

             Year                                                     Redemption
             ----                                                     Percentage
                                                                      ----------

  Prior to November 12, 1999                                             104%

  On or after November 12, 1999 and prior to November 12, 2000           104%

  On or after November 12, 2000 and prior to November 12, 2001           103%

  On or after November 12, 2001 and prior to November 12, 2002           102%

  On or after November 12, 2002 and prior to November 12, 2003           101%

  On or after November 12, 2003                                          100%

As used herein, "Redemption Amount" means, with respect to each share of Series
                 -----------------
A Preferred Stock, the sum of (x) the Original Cost of such share plus (y) all accumulated and unpaid dividends with respect thereto to (and including) the most recent Dividend Payment Date.

                  (b) In the event a Change of Control shall have occurred, the Corporation shall be obligated to, at the option and sole discretion of each holder of shares of Series A Preferred Stock, (x) redeem such shares of Series A Preferred Stock as such holder elects immediately at the then applicable Redemption Price, plus accumulated and unpaid dividends with respect thereto from (but not including) the most recent Dividend Payment Date to the redemption date (assuming solely for this purpose that dividends accrue on a daily basis at the Applicable Dividend Rate), payable in cash, or (y) convert such shares of Series A Preferred Stock as such holder elects immediately into shares of Common Stock in accordance with Section 5 hereof.

                  (c) The shares of Series A Preferred Stock may be redeemed on any Business Day after the Original Issuance Date at the option of the Corporation at the then applicable Redemption Price, plus accumulated and unpaid dividends with respect thereto from (but not including) the most recent Dividend Payment Date to the redemption date (assuming solely for this purpose that dividends accrue on a daily basis at the Applicable Dividend Rate), payable in cash; provided that the Corporation shall not redeem less than 100,000 shares of
      --------
Series A Preferred Stock (or any multiple of 100,000 shares in excess thereof) unless it is redeeming all shares of Series A Preferred Stock then outstanding. Notwithstanding the immediately preceding sentence, the Corporation shall not have the right to redeem any shares of Series A Preferred Stock unless the Corporation also elects to redeem on the Redemption Date, as nearly as is possible, the same proportionate amount of the aggregate number of shares of Series A Preferred Stock held by each holder of shares of Series A Preferred Stock. The date established for any redemption pursuant to this Section 4(c) is referred to herein as the "Redemption Date".
                           ---------------

                  (d) At least 15 Business Days but not more than 30 Business Days prior to a Redemption Date for any redemption made pursuant to Section 4(c), the Corporation shall provide written notice of such redemption (a "Redemption Notice") to the holders of the shares of Series A Preferred Stock
 -----------------
indicating that the Corporation shall redeem the shares of Series A Preferred Stock. Such notice shall call upon the holder to surrender to the Corporation on the Redemption Date, at the place or places designated in such notice, the certificate or certificates representing shares of Series A Preferred Stock to be redeemed, held by such holder, free and clear of any encumbrances. Such surrendered certificate or certificates shall be canceled.

                  (e) The Redemption Notice shall also specify the number of shares of Series A Preferred Stock to be redeemed, the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of each shares of Series A Preferred Stock, that dividends accumulated and unpaid from (but not including) the most recent Dividend Payment Date to the Redemption Date (assuming solely for this purpose that dividends accrue on a daily basis at the Applicable Dividend Rate) will be paid as specified in said notice, that on and after said date dividends will cease to accumulate. Such Redemption Notice shall also state the current Conversion Price and the date on which the right to convert the shares of Series A Preferred Stock or portions thereof into Common Stock will expire.

                  (f) If a Redemption Notice has been given as above provided, the applicable Redemption Price specified in Section 4(a) hereof relating to such redemption shall become due and payable on the on the date and at the place stated in such notice, together dividends accumulated and unpaid from (but not including) the most recent Dividend Payment Date to the Redemption Date (assuming solely for this purpose that dividends accrue on a daily basis at the Applicable Dividend Rate), and on and after said date (unless the Corporation shall default in the payment of such shares of Series A Preferred Stock to be redeemed at the applicable Redemption Price, together with such dividends accumulated and unpaid to said date) dividends on the shares of Series A Preferred Stock specified in the Redemption Notice shall cease to accumulate, and the holders of such shares of Series A Preferred Stock shall have no right in respect of such shares except the right to receive the Redemption Price and the accumulated and unpaid dividends to Redemption Date. On presentation and surrender of the certificate for shares of Series A Preferred Stock to be redeemed at a place of payment specified in the Redemption Notice, such shares shall be paid and redeemed by the Corporation at the Redemption Price, together with any dividends accumulated and unpaid thereon from (but not including) the most recent Dividend Payment Date to the Redemption Date (assuming solely for this purpose that dividends accrue on a daily basis at the Applicable Dividend
Rate) and the Corporation shall issue to the holder a new certificate with respect to any shares of Series A Preferred Stock represented by the surrendered certificate to the extent such shares have not otherwise been redeemed. If any shares of Series A Preferred Stock are called for redemption but shall not be so paid upon surrender thereof for redemption, such shares shall, until paid or duly provided for, accumulate dividends from the Redemption Date at the rate provided for herein.

                  (g) Notwithstanding any other provisions contained in this Certificate of Vote of Directors Establishing a Class or Series of Stock to the contrary, if any redemption of shares of Series A Preferred Stock occurs on or prior to December 30, 1998, then each reference in this Section 4 to "the most recent Dividend Payment Date" shall be deemed instead to refer to "the Original Issuance Date".

         5.   Conversion.
              ----------

                  (a) Generally. Subject to the provisions of this Section 5 and
Section 6, each holder of each share of Series A Preferred Stock shall have the right, on any Business Day, at such holder's option, to convert such share into the number of fully paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing (A) the sum of (x) the Original Cost of such share plus (y) all accumulated and unpaid dividends with respect thereto to the date of conversion by (B) the Conversion Price (as defined below), as last adjusted and then in effect; provided that any such conversion occurring (I) on a date
                    --------
after receipt of a Redemption Notice and on or prior to the redemption which is the subject of such notice or (II) upon a Change of Control or (III) following the commencement of a Non-Consensual Tender Offer, shall be into that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Redemption Price which would be applicable if such shares of Series A Preferred Stock were redeemed, rather than converted, on the Conversion Date (plus any dividends accumulated and unpaid with respect thereto from (but not including) the most recent Dividend Payment Date (or the Original Issuance Date if no Dividend Payment Date has occurred) to the Conversion Date (assuming solely for this purpose that dividends accrue on a daily basis at the Applicable Dividend
Rate)) divided by (y) the product of (1) the applicable Redemption Conversion Factor corresponding to the date upon which the Redemption Date (or the Change of Control or a Consensual Tender Offer) occurs (as set forth below) and (2) the lesser of the Conversion Price (as last adjusted an then in effect), the Market Price (determined as of the Conversion Date) of the Common Stock and (if applicable) the Non-Consensual Tender Offer Price.

                               Year                                  Redemption
                               ----                                  Conversion
                                                                        Factor
                                                                     ----------

       On or prior to March 31, 2000                                    0.87

       After March 31, 2000 and on or prior to March 31, 2001           0.89

       After March 31, 2001 and on or prior to March 31, 2002           0.93

       After March 31, 2002 and on or prior to March 31, 2003           0.96

       After March 31, 2003                                             1.00

The conversion price per share at which shares of Common Stock shall be issuable upon conversion of each share of Series A Preferred Stock (the "Conversion
                                                                ----------
Price") shall initially be equal to $1.818. The Conversion Price shall be
-----
subject to adjustment from time to time pursuant to Section 6. Notwithstanding any call for redemption pursuant to Section 4, the right to convert shares so called for redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date unless the Corporation shall default in making the exchange and payment of any amount payable upon such exchange.

                  (b) Exercise Procedure.

               (i) In order to exercise the conversion privilege, a holder of shares of the Series A Preferred Stock shall provide prior written notice of such exercise at least 10 Business Days, but not more then 60 Business Days, prior to such conversion; provided that only one Business Day's prior written notice shall be required if the Corporation has delivered a Notice of Redemption to the holders of shares of the Series A Preferred Stock or if a Non-Consensual Tender Offer has commenced. The date established for any such conversion pursuant to this Section 5 is referred to herein as the "Conversion Date." On or
                                                         ---------------
prior to the Conversion Date, the holder of shares of the Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares of Series A Preferred Stock at the office of the Corporation, duly endorsed or assigned in blank. Unless the shares issuable on conversion are to be issued in the same name as the name in which shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of shares of the Series A Preferred Stock to be converted or by such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax. Each conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

               (ii) On the Conversion Date, the Corporation shall issue and shall deliver to such holder of shares of the Series A Preferred Stock being converted, or on such holder's written order to such holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares and the Corporation shall issue such holder a new certificate with respect to the unconverted shares of Series A Preferred Stock.

               (iii) The person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date.

               (iv) All shares of Common Stock delivered upon conversion of shares of Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of shares of Series A Preferred Stock, the shares of Series A Preferred Stock surrendered for conversion shall no longer be deemed to be outstanding and all rights of a holder of shares of the Series A Preferred Stock with respect thereto shall immediately terminate except the right to receive the Common Stock and other amounts, including accumulated and unpaid dividends payable pursuant to this Section 5.

     (c)  Effect of Election.

               (i) Upon delivery to the Corporation by a holder of shares of the Series A Preferred Stock of a notice of election to convert, the right of the Corporation to redeem the shares of Series A Preferred Stock which are to be converted shall terminate, regardless of whether a notice of redemption has been issued.

                   (ii) From and after the date of delivery of a notice of election to convert, shares of Series A Preferred Stock to be converted shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series A Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

          (d) Issuance of Shares.

                   (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of shares of Series A Preferred Stock.

                   (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of shares of Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations, and all rules of the AMEX (or such other national securities exchange upon which the Common Stock is listed) which require action to be taken by the Corporation, and the Corporation shall use its reasonable commercial efforts to assist the holders of shares of the Series A Preferred Stock in complying with any such laws, regulations and rules. If the issuance of the number of shares of Common Stock to be issued pursuant to the conversion of shares of Series A Preferred Stock would require the prior approval of the stockholders of the Corporation in accordance with the rules of the AMEX (or, if the Common Stock is not then listed on the AMEX, such other national securities exchange upon which the Common Stock is listed), then the Corporation shall only be obligated to issue such number of shares of Common Stock as would not require such stockholder approval, and in lieu of issuance of the balance of such number of shares of Common Stock otherwise issuable to the holders of shares of the Series A Preferred Stock, the Corporation shall pay the holders of shares of the Series A Preferred Stock an amount in cash equal to the product of (x) the amount of such balance of shares otherwise issuable to the holders of shares of the Series A Preferred Stock and (y) the greater of the Market Price (determined as of the Conversion Date) of the Common Stock and (if applicable) the Non-Consensual Tender Offer Price. It is understood that as long as the Common Stock remains listed on the AMEX, the Corporation shall only be obligated to issue 854,582 (as presently constituted and subject to subsequent adjustments for stock splits, dividends, reverse stock split and the like) shares of Common Stock pursuant to the limitations set forth in the preceding sentence, except to the extent such limitations are not applicable.

          (e) Taxes on Conversion. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of any part of the principal amount of shares of Series A Preferred Stock pursuant hereto; provided
                                                                        --------
that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of shares of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

              (f) No Fractions of Common Stock to Be Issued. In connection with the conversion of shares of Series A Preferred Stock all such shares surrendered by the holder thereof (of any Affiliate of such holder) shall be aggregated and no fractions of shares of Common Stock shall be issued upon conversion of such shares, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price determined as of the Conversion Date.

     6.  Anti-Dilution. Except as otherwise provided in Section 6(n) below, the
         -------------
Conversion Price shall be subject to adjustment from time to time as set forth in this Section 6.

              (a) Stock Dividends, Subdivisions and Combinations. If and whenever the Corporation subsequent to the Original Issuance Date:

                      (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

                      (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                      (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

              (b) Issuance of Additional Shares of Common Stock. If and whenever the Corporation subsequent to the date hereof shall issue or sell any shares of Common Stock (except as otherwise provided in the last paragraph of this Section 6(b)), for a consideration less than the greater of (x) the Conversion Price and
(y) the Market Price per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted to the lower of the prices calculated pursuant to the following clauses (i) and (ii) of this Section 6(b) and shall be determined by:

                      (i) DIVIDING (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect as of the date specified in the next succeeding paragraph plus

     (2) the aggregate consideration, if any, received by the Corporation upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale; and

                      (ii) MULTIPLYING the Conversion Price in effect as of the date specified in the next succeeding paragraph by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market Price per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Corporation upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which is the Market Price per share of Common Stock immediately prior to such issue or sale.

          For purposes of this Section 6(b), the date as of which the Conversion Price and the date as of which the Market Price shall be determined shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance of such shares of Common Stock and (ii) the date of actual issuance of such shares of Common Stock.

          No adjustment of the Conversion Price shall be made under this Section 6(b) upon the issuance of any shares of Common Stock which are (i) distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided under Section 6(a) or (ii) issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Sections 6(a), (c) or (d).

          (c) Issuance of Stock Purchase Rights. If and whenever the Corporation subsequent to the date hereof shall issue or sell any Stock Purchase Rights and the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greater of (x) the Conversion Price and (y) the Market Price per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted as provided in Section 6(b) on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Conversion Price or the Market Price, as applicable, specified in the next succeeding paragraph. No adjustment of the Conversion Price shall be made under Section 6(b) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Stock Purchase Rights if any adjustment shall previously have been made upon the issuance of any such Stock Purchase Rights as herein provided.

          For the purposes of this Section 6(c), the date as of which the Conversion Price and the date as of which the Market Price shall be determined shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance of such Stock Purchase Rights and (ii) the date of actual issuance of such Stock Purchase Rights.

              (d) Issuance of Convertible Securities. If and whenever the Corporation subsequent to the date hereof shall issue or sell any Convertible Securities (except as otherwise provided in the last paragraph of this Section 6(d)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (x) the Conversion Price and (y) the Market Price per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted as provided in Section 6(b) on the basis that the maximum number of shares of Common Stock ever necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Conversion Price or the Market Price, as applicable, specified in the next succeeding paragraph.

              For the purposes of this Section 6(d), the date as of which the Conversion Price and the date as of which the Market Price shall be determined shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance of such Convertible Securities and (ii) the date of actual issuance of such Convertible Securities.

              No adjustment of the Conversion Price shall be made under this
Section 6(d) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Section 6(c).

              (e) Minimum Adjustment. If any adjustment of the Conversion Price pursuant to this Section 6 shall result in an adjustment of less than $.0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.0001; provided that upon any adjustment of the Conversion Price resulting
           --------
from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Corporation payable in Common Stock, Stock Purchase Rights or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $.0001 per share (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, that upon the conversion of shares of Series A Preferred Stock, the Corporation shall make all necessary adjustments (to the nearest .0001 of a cent) not theretofore made to the Conversion Price up to and including the date upon which shares of Series A Preferred Stock are converted.

              (f) Readjustment of Conversion Price. Upon each change in (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Section 6(c) or (d), (ii) the consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Convertible Securities are convertible into or exchangeable for shares of Common Stock, the

Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration, number of shares of Common Stock so issuable or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the Conversion Price then in effect shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Price pursuant to this Section 6(f) shall (i) increase the Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any adjustment to the amount paid or number of shares of Common Stock received by any Person upon any conversion of shares of Series A Preferred Stock prior to the date upon which such readjustment to the Conversion Price shall occur.

              (g) Reorganization, Reclassification or Recapitalization of the Corporation. If and whenever subsequent to the date hereof the Corporation shall effect (i) any reorganization or reclassification or recapitalization of the capital stock of the Corporation (other than in the cases referred to in Section 6(a)), (ii) any consolidation or merger of the Corporation with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Corporation as an entirety or substantially as an entirety or
(iv) any other transaction (or any other event shall occur) as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Corporation legally available therefor) with respect to or in exchange for the Common Stock of the Corporation, there shall thereafter be deliverable upon the conversion of shares of Series A Preferred Stock or any portion thereof (in lieu of or in addition to the Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the conversion of shares of Series A Preferred Stock or any portion thereof at the time would have been entitled upon such reorganization or reclassification or recapitalization of capital stock, consolidation, merger, sale, transfer, disposition or other transaction or upon the occurrence of such other event, and at the same aggregate Conversion Price.

              Prior to and as a condition of the consummation of any transaction or event described in the preceding sentence, the Corporation shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the Requisite Series A Stockholders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon conversion of shares of Series A Preferred Stock. Any such adjustment shall be made by and set forth in an agreement of the Corporation and/or the successor entity, as applicable, for the benefit of and in form and substance acceptable to the Requisite Series A Stockholders, which agreement shall bind each such entity and shall be accompanied by a favorable opinion of the regular outside counsel to the Corporation (or such other firm as is reasonably acceptable to the Requisite Series A Stockholders) as to the enforceability of such agreement and as to such other matters as such holders may reasonably request.

              References in this Certificate of Vote of Directors Establishing a Class or Series of Stock to shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock shall be deemed to include shares of Common Stock and shares (other than Common Stock) and any other securities of the Corporation or of any other Person which the holders of shares of Series A Preferred Stock at any time shall be entitled to receive upon the conversion or partial conversion of shares of Series A Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock (or such other shares or securities).

              (h) Other Dilutive Events. If any other transaction or event (other than those explicitly referred to in this Section 6), including, without limitation, distributions of property or assets of the Corporation or its affiliates to Persons other than holders of Common Stock, shall occur as to which the other provisions of this Section 6 are not strictly applicable but the failure to make any adjustment to the Conversion Price or to any of the other terms of the shares of Series A Preferred Stock would not fairly protect the conversion rights and other rights represented by shares of Series A Preferred Stock in accordance with the essential intent and principles hereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, necessary to preserve, without dilution, the rights represented by the shares of Series A Preferred Stock. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this Section 6. The Corporation shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to the holders of the shares of Series A Preferred Stock and shall make the adjustments described therein.

              (i) Determination of Consideration. For purposes of this Section 6, the consideration received or receivable by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued and determined as follows:

                        (i) Cash Payment. In the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends, any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale.

                        (ii) Non-Cash Payment. In the case of consideration other than cash, the Fair Value thereof or, if less, in the case of any security, the Market Price of such security, if applicable (in any case as of the date immediately preceding the issuance, sale or grant in question).

          (iii) Certain Allocations. If shares of Common Stock, Stock Purchase Rights and/or Convertible Securities are issued or sold together with other securities or other assets of the Corporation for a consideration which covers more than one of the foregoing categories of securities and assets, the consideration received or receivable (computed as provided in clauses (i) and
(ii) of this Section 6(i)) shall be allocable to such shares of Common Stock, Stock Purchase Rights and/or Convertible Securities as reasonably determined in good faith by the Board of Directors of the Corporation (provided such
                                                         --------
allocation is set forth in a written resolution and a certified copy thereof is furnished to the holders of the shares of Series A Preferred Stock promptly (but in any event within 10 days) following its adoption).

          (iv) Dividends in Securities. If the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (v) Stock Purchase Rights and Convertible Securities. The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance or sale of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (A) the total consideration, if any, received by the Corporation as consideration for the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, ever payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends, any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale; by (B) the maximum number of shares of Common Stock ever issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities.

          (vi) Merger, Consolidation or Sale of Assets. If any shares of Common Stock, Convertible Securities or Stock Purchase Rights are issued in connection with any merger or consolidation of which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of (a) any merger or consolidation of which the Corporation is not the surviving corporation or (b) the sale, transfer or other disposition of the property, assets or business of the Corporation as an entirety or substantially as an entirety for stock or other securities of any other Person, the Corporation shall be deemed to have issued the number of shares of its Common Stock for stock or securities of the surviving corporation or such other Person computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the surviving corporation or such other Person, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock immediately prior to such merger, consolidation or sale, for the purposes of Section 6(g), shall be made after giving effect to such adjustment of the Conversion Price.

                  (j) Record Date. If the Corporation shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this
Section 6 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

                  (k) Shares Outstanding. The number of shares of Common Stock deemed to be outstanding at any given time shall not include shares of Common Stock held by the Corporation or any Subsidiary of the Corporation.

                  (l) Maximum Conversion Price. At no time shall the Conversion Price exceed the initial Conversion Price set forth in Section 5(a) hereof except as a result of an adjustment thereto pursuant to Section 6(a)(iii) or 6(g).

                  (m) Application. All subdivisions of this Section 6 are intended to operate independently of one another. If a transaction or an event occurs that requires the application of more than one subdivision, all applicable subdivisions shall be given independent effect.

                  (n) No Adjustments Under Certain Circumstances. Anything herein to the contrary notwithstanding, no adjustment to the Conversion Price shall be made in the case of:

                           (i) any issuance of shares of Common Stock (or Other Securities) upon the conversion of shares of Series A Preferred Stock in accordance with the terms of this Certificate of Vote of Directors Establishing a Class or Series of Stock; or

                           (ii) any issuance of the Senior Notes or shares of Common Stock (or Other Securities) upon the exercise in whole or part of principal, premium (if any) or interest in the Senior Notes; or

                           (iii) (A) the granting by the Corporation of Stock Purchase Rights to the officers, employees, directors and consultants of the Corporation or any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuance, arrangements, agreements or plans approved by the Board of Directors of the Corporation and (B) the issuance of shares of Common Stock pursuant to the exercise of such Stock Purchase Rights; provided that the aggregate number of shares of
                                 --------
     Common Stock to which this clause (ii) shall apply shall not exceed 1,061,029 (such number to be appropriately adjusted for stock splits, stock dividends, combinations and similar events); or

                        (iv) up to 427,292 shares of Common Stock issued after March 31, 1998 (such number to be appropriately adjusted for stock splits, stock dividends, combinations and similar events) (w) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other entity or business organization, (x) solely in consideration for the grant by or to the Corporation of marketing rights, distribution rights, license rights or similar rights granted by or to the Corporation in consideration of the exchange of proprietary technology, whether of the Corporation or any other entity, (y) to equipment leasing companies in connection with any equipment leasing arrangements to which the Corporation is a party or (z) for working capital or other corporate purposes; provided that in the case of each of clauses (w), (x), (y) or (z), such issuance has been approved by a majority of the members of the Board of Directors.

           (o) Waiver. In the event that the Requisite Series A Stockholders consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of shares of Series A Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to shares of Series A Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

           (p) Adjustments to Conversion Price. As promptly as practicable (but in any event not later than five days) after the occurrence of any event requiring any adjustment under this Section 6 to the Conversion Price (or to the number or kind of securities or other property deliverable upon the conversion of shares of Series A Preferred Stock), the Corporation shall, at its expense, mail to the holders of shares of Series A Preferred Stock either (i) an Officers' Certificate or (ii) a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation), setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Conversion Price and the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock after giving effect to such adjustment. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this Section 6.

           (q) Extraordinary Corporate Events. If and whenever the Corporation subsequent to the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), (iv) engage in any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), (v) consummate any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, (vi) effect any other transaction which might require an adjustment to the Conversion Price (or to the number or kind of securities or other property deliverable upon the conversion of shares of Series A Preferred Stock), including, without limitation, any transaction of the kind described in Section 6(g) or (vii) commence or effect a Liquidation, then, in each such case, the Corporation shall mail to the holders of shares of Series A Preferred Stock an Officers' Certificate giving notice of such proposed action, specifying (A) the date on which the stock transfer books of the Corporation shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such Officers' Certificate shall be mailed in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

                  (r) Effect of Failure. Failure to give any certificate or notice, or any defect in any certificate or notice required under this Section 6 shall not affect the legality or validity of the adjustment of the Conversion Price or the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

                  (s) Anti-dilution Provisions in Other Securities. If the Corporation issues any Stock Purchase Rights or Convertible Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in shares of Series A Preferred Stock, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in shares of Series A Preferred Stock and, to the extent inconsistent with any provision of shares of Series A Preferred Stock, shall be deemed to be substituted therefor.

     7.   Voting Rights. The holders of shares of Series A Preferred Stock shall
          -------------
not be entitled to any voting rights except as otherwise provided by law.

     8.   Definitions.
          -----------

                  (a) As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall mean, with respect to any Person, (a) a
                   ---------
director, officer, member or general partner of such Person or any Person identified in clause (c) below, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and (c) any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Applicable Dividend Rate" shall mean 10% per annum; provided
                   ------------------------
that upon the occurrence of a Trigger Event and until the satisfactory termination or cure of such Trigger Event (as reasonably determined by the Requisite Series A Stockholders), "Applicable Dividend Rate" shall mean the lesser of (x) 13% per annum and (y) the maximum dividend rate allowed to be received by an applicable holder of a share of Series A Preferred Stock (together with other amounts payable to such holder with respect to such share) under applicable law.

                  "Business Day" shall mean any day other than a Saturday,
                   ------------
Sunday or other day which shall be in Boston, Massachusetts or New York, New York a legal holiday or a day on which banking institutions therein are authorized by law to close.

                  "Board"  shall mean the board of directors of the Corporation.
                   -----

                  "Change of Control of the Corporation" shall mean the
                   ------------------------------------
occurrence of any of the following: (i) any Person or any group, acquires fifty percent (50%) or more of the outstanding Common Stock; or assets of the Corporation or its Subsidiaries representing more than fifty percent (50%) of the consolidated earning power of the Corporation and its Subsidiaries, other than as a result of a Non-Consensual Tender Offer; (ii) the sale or transfer in one or more transactions of thirty percent (30%) or more of the assets of the Corporation and its Subsidiaries (other than in the ordinary course of business or to the extent such assets are replaced with other assets of equal or better value and function); (iii) Michael Szycher ceases to be Chief Executive Officer of the Corporation as a result of a termination of his employment by the Corporation; or (iv) the consummation of the sale of any Strategic Assets, such that the Corporation is no longer able to pursue the business described in the Form 10-K. For purposes of this definition, the term "group" shall have the same meaning as defined in Section 13(d)(3) of the Exchange Act, to the extent the members of any such group would be required to file a Schedule 13D (or an amendment thereto) with the Securities and Exchange Commission with respect to an acquisition of the type referred to in clause (i) of this definition (assuming that the Common Stock is registered under the Exchange Act).

                  "Common Stock" shall mean the Common Stock, $0.01 par value,
                   ------------
of the Corporation as constituted on the Original Issuance Date and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  "Convertible Securities" shall mean evidences of indebtedness,
                   ----------------------
shares (including, without limitation, Preferred Shares) of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "Debt" shall have the same meaning herein as in the Note Purchase
           ----
Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Fair Value" shall mean the fair value of the appropriate security,
           ----------
property, assets, business or entity as determined by an independent investment banking firm of recognized national standing selected by the Corporation and satisfactory to the Requisite Series A Stockholders, provided that the fair
                                                     --------
value of the security, property, assets, business or entity, as the case may be, in question shall be determined without, in the case of any such securities, applying a discount for any lack of liquidity thereof, but otherwise in each case in accordance with generally accepted financial practice. Such determination shall be set forth in writing, and the Corporation shall, immediately following such determination, mail a copy thereof to the holders of the Series A Preferred Stock. The determination so made shall be conclusive and binding on the Corporation and such holder or holders. The Corporation shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent investment banking firm engaged to make such determination. If the Corporation shall not have selected such investment banking firm within 10 days after the occurrence of the event giving rise to the need therefor, then the Requisite Series A Stockholders may select such investment banking firm.

          "Liquidation" shall mean any voluntary or involuntary liquidation,
           -----------
dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.

          "Liquidation Amount" shall mean, as to each share of Series A
           ------------------
Preferred Stock, the sum of (x) the Original Cost with respect thereto plus (y) all accumulated and unpaid dividends thereon to the date of payment of such Liquidation Amount to the holders of shares of Series A Preferred Stock thereof.

          "Market Price" of any security as of any date herein specified shall
           ------------
be (a) if such security is listed or admitted for trading on any national securities exchange, the average closing sale price of such security over the prior ten (10) trading days, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause (a), the average of the closing bid and asked prices of such security over the prior ten (10) trading days in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Corporation, or
(c) if not quoted as described in clause (b), the average of the closing bid and asked prices for such security over the prior ten (10) trading days as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Corporation. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (b) of the preceding sentence if bid and asked prices are reported but actual transactions are not.

          "Non-Consensual Tender Offer" shall mean an occurrence where any
           ---------------------------
person shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to a tender offer or exchange offer to purchase any Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership of 50% or more of the then outstanding Common Stock, unless the Board shall have unanimously recommended to the shareholders of the Corporation to accept such tender offer or exchange offer in accordance with Section 14d-9 of the Exchange Act.

          "Non-Consensual Tender Offer Price" shall mean the initial price per
           ---------------------------------
share of Common Stock offered to be paid to holders of such shares which tender such shares pursuant to a Non-Consensual Tender Offer as disclosed in the applicable Schedule 14d-1 filed with the Securities and Exchange Commission with respect thereto.

          "Note Purchase Agreement" shall mean the Note Purchase Agreement dated
           -----------------------
March 31, 1998 between the Corporation and certain other signatories thereto, as amended from time to time.

          "Officers' Certificate" shall mean a certificate signed on behalf of
           ---------------------
the Corporation by its President or one of its Vice Presidents and its Chief Financial Officer or its Treasurer.

          "Original Cost" shall mean $1.00 per share of Series A Preferred
           -------------
Stock.

          "Original Issuance Date" shall mean the date of original issuance of
           ----------------------
the first share of Series A Preferred Stock pursuant to this Certificate of Vote of Directors Establishing a Class or Series of Stock.

          "Person" shall be construed broadly and shall include without
           ------
limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, and unincorporated organization and a governmental authority.

          "Preferred Shares", as applied to any Person, shall mean shares of
           ----------------
such Person which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

          "Requisite Series A Stockholders" shall mean, as of any date of
           -------------------------------
determination, the holders of a majority of the then outstanding shares of Series A Preferred Stock.

                  "Senior Notes" shall mean the 7% Convertible Senior Notes of
                   ------------
the Corporation (including any such notes issued in respect of interest payable with respect thereto).

                  "Stock Purchase Rights" shall mean any warrants, options or
                   ---------------------
other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  "Strategic Assets" shall mean patents or other intellectual
                   ----------------
property of the Corporation that are essential to the development or manufacture of the Corporation's prospective products, as such products are described in the Corporation's Form 10-K for the fiscal year ended March 31, 1997 (the "Form 10-K").

                  "Subsidiary" of any Person shall mean any other Person (i)
                   ----------
whose securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries.

                  "Trigger Event" shall mean any one or more of the following
                   -------------
events (whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) default in the payment of any interest upon any Senior Note as and when the same shall become due and payable, and continuance of such default for a period of five (5) days; or

                           (ii) failure in the payment of any dividend with respect to the shares of Series A Preferred Stock to the extent such payment is required to be made in cash and the Applicable Dividend Payment Date, and the continuance of such failure to pay for a period of five (5) days; or

                           (iii) default in the payment of all or any part of the principal, or any premium, on any Senior Note as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise; or

                           (iv) failure in the redemption of any shares of Series A Preferred Stock when required to be redeemed in accordance with the terms of this Certificate of Vote of Directors Establishing a Class or Series of Stock;


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

          (v) failure on the part of the Corporation due to observe or perform the covenants set forth in Sections 8.5(c), 8.5(g), 8.5(j) and 8.5(m) of the Note Purchase Agreement in accordance with their terms; or

          (vi) failure on the part of the Corporation duly to observe or perform any other of the covenants or agreements on the part of the Corporation contained in the Senior Notes or in the Note Purchase Agreement, for a period of twenty-five (25) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" and demanding that the Corporation remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Corporation by the Requisite Series A Stockholders;

          (vii) the breach of any representation or warranty of the Corporation in the Note Purchase Agreement in any material respect, provided that written notice specifying such breach, specifying that such notice is a "Notice of Default", shall have been given by registered or certified mail, return receipt requested, to the Corporation by the Requisite Series A Stockholders; or

          (viii) there shall have occurred an Event of Default (as such term is defined in the Loan and Option Agreement dated April 1, 1998, among Freemedic, the Corporation's Subsidiary and the Corporation, without giving effect to any waiver thereof);

          (ix) there shall have occurred with respect to any issue or issues of Debt of the Corporation and/or any Subsidiary exceeding $100,000 in principal amount, an event of default beyond the applicable period of grace with respect thereto, which would permit the holders of such Debt to declare such Debt to be due and payable prior to the maturity thereof; or

          (x) the Corporation or any Subsidiary shall fail to discharge any final judgment not covered by insurance (from which no further appeal may be taken) in excess of $25,000 and such judgment shall remain in force, undischarged, unsatisfied, unstayed and unbonded for more than thirty (30) days; or

          (xi) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any Subsidiary or for all or substantially all of the property of the Corporation or any Subsidiary or ordering the winding up or liquidation of the affairs of the Corporation or any Subsidiary, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

          (xii) the Corporation or any Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any Subsidiary or for all or substantially all of the property of the Corporation or any Subsidiary, or the Corporation or any Subsidiary shall make any general assignment for the benefit of creditors; or

                 (xiii) default by the Corporation in conversion of shares of Series A Preferred Stock in accordance herewith and continuance of such default for a period of five (5) days after the occurrence of such default; or

                 (xiv) failure on the part of each of the Corporation's officers and directors who hold Common Stock to vote in favor of the election of the designee of the holders of a majority of the outstanding shares of Series A Preferred Stock to the Board of Directors.

          (b) Capitalized terms used in this Certificate of Vote of Directors Establishing a Class or Series of Stock but not otherwise defined herein shall have the same meanings herein as in the Note Purchase Agreement.


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






















SIGNED UNDER THE PENALTIES OF PERJURY, this 9th day of November, 1998.


               /s/ Michael Szycher, Ph.D.                       , President
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               /s/ John E. Mattern                              , Clerk
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